Summary Budget Information

2011 – 2012 Budget

Province of New Brunswick

COMPARATIVE STATEMENT OF SURPLUS OR DEFICIT Thousands $
	Year Ending March 31

	2011 Estimate	2011 Revised	2012 Estimate
Revenue
Ordinary Account	6,787,350	7,015,040	7,232,630
Capital Account	215	729	215
Special Purpose Account	56,873	60,831	60,678
Special Operating Agency Account (net)	197,676	149,334	83,548
Sinking Fund Earnings	229,300	222,400	228,600
Amortization of Deferred Capital Contributions	34,229	34,396	36,408
Total Revenue	7,305,643	7,482,730	7,642,079

Expense
Ordinary Account	7,391,235	7,601,486	7,538,713
Capital Account	95,673	104,938	70,510
Special Purpose Account	63,323	71,916	67,728
Special Operating Agency Account (net)	197,473	136,555	85,965
Amortization of Tangible Capital Assets	306,744	307,764	327,985
Total Expense	8,054,448	8,222,659	8,090,901

Surplus (Deficit)	(748,805)	(739,929)	(448,822)

Summary Budget Information

2011 – 2012 Budget

Province of New Brunswick

COMPARATIVE STATEMENT OF CHANGES IN NET DEBT Thousands $
	Year Ending March 31

	2011 Estimate	2011 Revised	2012 Estimate

Surplus (Deficit)	(748,805)	(739,929)	(448,822)

Acquisition of Tangible Capital Assets	(800,382)	(836,859)	(522,406)

Amortization of Tangible Capital Assets	306,744	307,764	327,985

Revenue Received to Acquire Tangible Capital Assets	66,677	68,798	49,395

Amortization of Deferred Capital Contributions	(34,229)	(34,396)	(36,408)

(Increase) Decrease in Net Debt	(1,209,995)	(1,234,622)	(630,256)

Summary Budget Information

2011 – 2012 Budget

Province of New Brunswick

TOTAL REVENUE 2011 – 2012 Thousands $
				SPECIAL
			SPECIAL	OPERATING
	ORDINARY	CAPITAL	PURPOSE	AGENCY
Department	ACCOUNT	ACCOUNT	ACCOUNT	ACCOUNT(NET)	TOTAL

Agriculture, Aquaculture and Fisheries	10,223	0	0	0	10,223
Business New Brunswick	11,591	20	0	0	11,611
Education and Early Childhood
Development	29,146	0	22,834	0	51,980
Energy	380	0	0	0	380
Energy Efficiency and Conservation
Agency of New Brunswick	761	0	0	0	761
Environment	4,213	0	7,189	0	11,402
Finance	6,172,253	0	56	0	6,172,309
Health	39,411	0	1,105	0	40,516
Intergovernmental Affairs	155	0	0	0	155
Justice and Consumer Affairs	51,131	0	449	0	51,580
Legislative Assembly	490	0	0	0	490
Local Government	279	0	0	0	279
Natural Resources	97,030	40	3,005	0	100,075
Office of the Attorney General	150	0	500	0	650
Other Agencies	477,544	0	0	0	477,544
Post-Secondary Education, Training
and Labour	140,998	0	2,603	853	144,454
Public Safety	131,044	0	8,606	7,137	146,787
Regional Development Corporation	0	0	0	71,113	71,113
Social Development	56,276	50	11,742	0	68,068
Supply and Services	799	5	1,010	0	1,814
Tourism and Parks	3,459	0	79	3,645	7,183
Transportation	5,289	100	0	800	6,189
Wellness, Culture and Sport	8	0	1,500	0	1,508
Sub-total	7,232,630	215	60,678	83,548	7,377,071

Sinking Fund Earnings					228,600

Amortization of Deferred Capital Contributions					36,408

TOTAL REVENUE					7,642,079

Summary Budget Information

2011 – 2012 Budget

Province of New Brunswick

COMPARATIVE STATEMENT OF ESTIMATED GROSS REVENUE BY SOURCE Thousands $
	Year Ending March 31

	2011 Estimate	2011 Revised	2012 Estimate
Taxes
Personal Income Tax	1,202,600	1,220,000	1,279,000
Corporate Income Tax	187,300	257,800	243,600
Metallic Minerals Tax	8,000	24,000	39,000
Taxes on Property	420,000	427,000	448,000
Harmonized Sales Tax	1,012,300	1,051,300	1,083,800
Gasoline and Motive Fuels Tax	202,800	202,800	247,300
Tobacco Tax	101,800	126,800	145,300
Pari-Mutuel Tax	645	640	640
Insurance Premium Tax	41,888	42,748	43,154
Real Property Transfer Tax	7,000	6,200	6,400
Large Corporation Capital Tax	0	7,235	0
Financial Corporation Capital Tax	8,000	16,000	14,000
Sub-total Taxes	3,192,333	3,382,523	3,550,194

Return on investment	349,026	337,559	423,870
Licences and Permits	118,862	119,519	122,167
Sale of Goods and Services	246,722	268,806	289,630
Royalties	83,580	82,715	85,920
Fines and Penalties	8,515	8,872	8,956
Miscellaneous	29,313	33,716	29,447

TOTAL OWN SOURCE REVENUE	4,028,351	4,233,710	4,510,184

Unconditional Grants – Canada
Fiscal Equalization Payments	1,661,000	1,661,000	1,632,600
Canada Health Transfer	589,600	579,400	605,700
Canada Social Transfer	246,800	246,800	251,400
Wait Times Reduction Transfer	5,535	5,517	5,459
Other	1,938	1,938	1,938
Sub-total Unconditional Grants – Canada	2,504,873	2,494,655	2,497,097

Conditional Grants – Canada	254,126	286,675	225,349

TOTAL GRANTS FROM CANADA	2,758,999	2,781,330	2,722,446

TOTAL GROSS ORDINARY REVENUE	6,787,350	7,015,040	7,232,630

Summary Budget Information

2011 – 2012 Budget

Province of New Brunswick

TOTAL EXPENSE 2011 – 2012 Thousands $
				SPECIAL
			SPECIAL	OPERATING
	ORDINARY	CAPITAL	PURPOSE	AGENCY
Department	ACCOUNT	ACCOUNT	ACCOUNT	ACCOUNT (NET)	TOTAL

Agriculture, Aquaculture and Fisheries	40,372	400	0	0	40,772
Business New Brunswick	31,341	0	0	0	31,341
Education and Early Childhood
Development	1,052,184	0	22,834	0	1,075,018
Energy	2,910	0	0	0	2,910
Energy Efficiency and Conservation
Agency of New Brunswick	17,040	0	0	0	17,040
Environment	16,563	0	4,500	0	21,063
Executive Council Office	5,623	0	0	0	5,623
Finance	20,522	0	56	0	20,578
General Government	647,853	0	0	0	647,853
Health	2,534,448	0	1,750	0	2,536,198
Intergovernmental Affairs	3,066	0	0	0	3,066
Justice and Consumer Affairs	43,470	0	449	0	43,919
Legislative Assembly	20,513	0	0	0	20,513
Local Government	119,808	160	0	0	119,968
Maritime Provinces Higher
Education Commission	274,101	7,500	0	0	281,601
Natural Resources	111,401	310	2,847	0	114,558
Office of the Attorney General	17,538	0	325	0	17,863
Office of Human Resources	3,092	0	0	0	3,092
Office of the Premier	1,590	0	0	0	1,590
Post-Secondary Education, Training
and Labour	304,033	0	2,573	2,553	309,159
Public Safety	135,862	0	9,798	7,272	152,932
Regional Development Corporation	74,244	4,585	0	84,537	163,366
Service of the Public Debt	679,993	0	0	0	679,993
Social Development	1,018,733	500	18,979	0	1,038,212
Supply and Services	125,226	24,092	2,062	0	151,380
Tourism and Parks	28,959	500	55	3,889	33,403
Transportation	189,136	32,463	0	(12,286)	209,313
Wellness, Culture and Sport	19,092	0	1,500	0	20,592
Sub-total	7,538,713	70,510	67,728	85,965	7,762,916

Amortization of Tangible Capital Assets					327,985

TOTAL EXPENSE					8,090,901

Summary Budget Information

2011 – 2012 Budget

Province of New Brunswick

FISCAL RESPONSIBILITY AND BALANCED BUDGET ACT Millions $
	2007-2008 to 2010-2011 Fiscal Period Year Ending March 31

	2008	2009	2010	2011
	Actual	Actual	Actual	Revised

Total Revenue	6,962.3	7,112.8	6,989.9	7,482.7
Add: Required Changes Under the Act	0.0	0.0	(79.3)	(140.2)
Adjusted Revenue	6,962.3	7,112.8	6,910.6	7,342.5
Total Expense	6,875.6	7,305.1	7,727.8	8,222.7
Adjusted Surplus (Deficit) for the Year	86.7	(192.3)	(817.2)	(880.2)
Cumulative Difference – Beginning of Year	0.0	86.7	(105.6)	(922.8)
Cumulative Difference – End of Year	86.7	(105.6)	(922.8)	(1,803.0)

	2011-2012 to 2014-2015 Fiscal Period Year Ending March 31

	2012 Estimate

Total Revenue	7,642.1
Add: Required Changes Under the Act	0.0
Adjusted Revenue	7,642.1
Total Expense	8,090.9
Adjusted Surplus (Deficit) for the Year	(448.8)
Cumulative Difference – Beginning of Year	0.0
Cumulative Difference – End of Year	(448.8)

	Year Ending March 31

	2007	2008	2009	2010	2011	2012
Net Debt	6,575.9	6,949.2	7,387.8	8,353.0	9,587.7	10,217.9

GDP (31 December)	25,884	27,044	27,376	27,497	28,597	29,512

Ratio of Net Debt-to-GDP	25.4%	25.7%	27.0%	30.4%	33.5%	34.6%

Note: columns may not add due to rounding

Summary Budget Information

2011 – 2012 Budget

Province of New Brunswick

NEW BRUNSWICK ROAD IMPROVEMENT FUND Thousands $
	Year Ending March 31

	2011 Estimate	2011 Revised	2012 Estimate

Revenue
Gasoline and Motive Fuels Tax	202,800	202,800	247,300

Expenditures
Department of Transportation
Capital Account	423,382	449,736	293,150
Ordinary Account	185,046	186,153	189,096
Total Expenditures	608,428	635,889	482,246

Net Expenditures	405,628	433,089	234,946

Source of Funding for Net Expenditures
Federal Capital Revenues	53,802	54,223	44,961
Provincial Contribution from Consolidated Fund	351,826	378,866	189,985

TOTAL	405,628	433,089	234,946

Note: Capital account expenditures relating to the Vehicle Management Agency have been excluded from the total expenditures above.